Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Xodtec LED, Inc. on Form S-8, File No. 333-169007, of our report dated June    , 2012 for the years ended February 28, 2013 and February 29, 2012, appearing in the annual report on Form 10-K of Xodtec LED, Inc. for the year ended February 28, 2013.

June 13, 2012
/s/ Simon & Edwards, LLP